                                                                  CONFORMED COPY
                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-18771) of our report dated September 27, 1996 included in Synetic, Inc.'s Form 10-K for the year ended June 30, 1996 and to all references to our Firm included in this Amendment No. 3 to the Registration Statement.

                                         /s/ ARTHUR ANDERSEN LLP


New York, New York

December 20, 1996